UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 24, 2008
EZCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (I.R.S. Employer Identification No.)

1901 CAPITAL PARKWAY AUSTIN, TEXAS (Address of principal executive offices)	78746 (Zip Code)
Registrant’s telephone number, including area code:
(512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
On September 26, 2008, EZCORP, Inc. amended its certificate of incorporation to eliminate its entire series of preferred stock and all references thereto, none of which was issued or outstanding, and to increase its authorized shares of Class A Non-Voting Common Stock from 50 million to 54 million shares. The Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit 3.1.
ITEM 5.02. ELECTION OF DIRECTOR
On September 26, 2008, EZCORP, Inc. issued a press release announcing that on September 24, 2008, William Love was elected as a new Director to its Board of Directors effective October 1, 2008. The Board of Directors has determined that Mr. Love is an independent member of the Board of Directors as defined by the rules of the NASDAQ Stock Market. A copy of the press release is attached hereto as Exhibit 99.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On September 26, 2008, EZCORP, Inc. amended its certificate of incorporation to eliminate its entire series of preferred stock and all references thereto, none of which was issued or outstanding, and to increase its authorized shares of Class A Non-Voting Common Stock to 54 million shares. Prior to the amendment, the Certificate of Incorporation authorized the issuance of up to five million shares of preferred stock and 50 million shares of Class A Non-voting Common Stock. The authorized number of Class B Voting Common Stock remains unchanged at three million shares. The Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit 3.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
3.1	Certificate of Amendment to Certificate of Incorporation.

99	Press release dated September 26, 2008, issued by EZCORP, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC. (Registrant)
Date: September 26, 2008	By:	/s/ Daniel N. Tonissen
(Signature)
Senior Vice President, Chief Financial Officer, and Director

EXHIBIT INDEX
3.1	Certificate of Amendment to Certificate of Incorporation.

99	Press release dated September 26, 2008, issued by EZCORP, Inc.